EXHIBIT 2.2


                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), dated as of December 17, 2001, is made between Lifef/x, Inc., a Nevada corporation, and Lifef/x Networks, Inc., a Delaware corporation (referred to herein together as "Debtor"), and Safeguard 2001 Capital, L.P., a Delaware limited partnership ("Secured Party").

                  Debtor and Secured Party hereby agree as follows:

     SECTION 1 DEFINITIONS; INTERPRETATION.


     (a) As used in this Agreement, the following terms shall have the following meanings:

     "COLLATERAL" has the meaning set forth in Section 2.

     "CREDIT AGREEMENT" means that certain Credit Agreement dated as of the date hereof, by and between the Debtor and the Secured Party, as amended, modified, renewed, extended or replaced from time to time.

     "DOCUMENTS" means this Agreement, the Credit Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party under the Credit Agreement or in connection with the Obligations.

     "EVENT OF DEFAULT" has the meaning set forth in Section 8.

     "GAAP" means generally accepted principles of good accounting practice in the United States, consistently applied.

     "INDEBTEDNESS" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (iv) all reimbursement and other obligations of such Person in respect of letters of credit and bankers acceptances and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, and other similar financial products; (v) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and (vi) all indebtedness of another Person of the types referred to in clauses (i) through
(v) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined, or in effect guaranteed directly or indirectly by such Person through an agreement to purchase or acquire such indebtedness, to advance or supply funds for the payment or purchase of such indebtedness or otherwise assure a creditor against loss, or secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person.

     "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

     "OBLIGATIONS" means the indebtedness, liabilities and other obligations of Debtor to Secured Party under or in connection with this Agreement, the Credit Agreement and the other Documents, including, without limitation, all unpaid principal of the loan evidenced by the Credit Agreement, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

     "PERMITTED LIENS" means: (i) Liens in favor of the Lender; (ii) the existing Liens listed in SCHEDULE 1 of the Credit Agreement or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP, PROVIDED the same does not have priority over any of the Lender's Liens and no notice of tax lien has been filed of record; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens PROVIDED for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; (v) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business (other than for Indebtedness); (vi) Liens upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment; and (vii) restrictions and other minor encumbrances on real property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture thereof.

     "PERSON" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the Commonwealth of Pennsylvania.

     (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

     (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

                                       2.

     SECTION 2 SECURITY INTEREST.


     (a) As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor's right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the "Collateral"). Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.

     (b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     (c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 19 hereof.

     SECTION 3 FINANCING STATEMENTS, ETC. Debtor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and Debtor hereby authorizes Secured Party to file (with or without Debtor's signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof. Debtor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chatter paper. Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party's security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

                                      3.

     SECTION 4 REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:


     (a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

     (d) Debtor's chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in SCHEDULE 1; Debtor's jurisdiction of organization is set forth in SCHEDULE 1; Debtor's exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in SCHEDULE 2.

     (e) Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

     (f) All of Debtor's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in SCHEDULE 2.

     (g) Debtor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Debtor's right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

     (h) No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

     (i) Debtor does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed to Secured Party.

     (j) The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in SCHEDULE 1.

                                       4.

     SECTION 5 COVENANTS. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

     (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party's right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

     (b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

     (c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; PROVIDED that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

     (d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates. Insurance on the Collateral shall name Secured Party as additional insured and as loss payee. Upon the request of Secured Party, Debtor shall furnish Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to Debtor and Secured Party. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Party to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor.

     (e) If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to Secured Party. Additionally, Debtor shall in any event promptly give Secured Party notice of all reports made to insurance companies in respect of any claim in excess of $25,000. No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Secured Party. In its sole discretion Secured Party may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor.

                                       5.

     (f) Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Secured Party's security interest hereunder.

     (g) Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; PROVIDED that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

     (h) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

     (i) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

     (j) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Credit Agreement or any other Document.

     (k) Upon the request of Secured Party, Debtor shall (i) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments,
(ii) cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter of credit rights, as Secured Party shall reasonably specify.

     (l) Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party's Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

     (m) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured

                                       6.

Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement SCHEDULE 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

     (n) Debtor shall not enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

     (o) At Secured Party's request, Debtor will obtain from each Person from whom Debtor leases any premises at which any Collateral is at any time present such collateral access, subordination, waiver, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

     (p) Debtor shall give Secured Party immediate notice of the acquisition of any instruments or securities, or the establishment of any new deposit account or any new securities account with respect to any investment property.

     (q) Debtor shall immediately notify Secured Party if Debtor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights.

     SECTION 6 COLLECTION OF ACCOUNTS. Until Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of Secured Party, upon and after the occurrence of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account with Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Secured Party shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; PROVIDED that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

     SECTION 7 AUTHORIZATION; SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

                                       7.

     Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

     SECTION 8 EVENTS OF DEFAULT. Any of the following events which shall occur and be continuing shall constitute an "Event of Default":

     (a) Debtor shall fail to pay when due any amount of principal of or interest on the loan evidenced by the Credit Agreement or other amount payable hereunder or under the Credit Agreement or any other Document or in respect of the Obligations.

     (b) Any representation or warranty by Debtor under or in connection with this Agreement, the Credit Agreement or any other Document shall prove to have been incorrect in any material respect when made or deemed made.

     (c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, the Credit Agreement or any other Document on its part to be performed or observed and any such failure shall remain unremedied for a period of ten days from the occurrence thereof; or any "Event of Default" as defined in the Credit Agreement or any other Document shall have occurred.

     (d) Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations

                                       8.

of any involuntary petition filed against Debtor pursuant to the Bankruptcy Code or any such other state or federal law; or Debtor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Debtor's property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor; or any order for relief shall be entered against Debtor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

     (e) Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Credit Agreement, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (e).

     (f) Any material impairment in the value of the Collateral or the priority of Secured Party's Lien hereunder.

     (g) Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

     (h) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within five days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

     SECTION 9 REMEDIES.

     (a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without

                                     9.

assumption of any credit risk, all as Secured Party deems advisable; PROVIDED, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

     (b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

     (c) Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

     (d) To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor's repayment of the Obligations shall apply on a "first-in, first-out" basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

     (e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied FIRST, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 13 hereof; and SECOND, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

                                      10.

     SECTION 10 CERTAIN WAIVERS. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

     SECTION 11 NOTICES. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

     SECTION 12 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

     SECTION 13 COSTS AND EXPENSES.


     (a) Debtor agrees to pay on demand:

     (i) the reasonable out-of-pocket costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel to Secured Party, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and the Credit Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

     (ii) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by Secured Party in connection with this Agreement or the Collateral; and

     (iii) all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Credit Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection,

                                      11.

sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

     SECTION 14 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of Secured Party shall be void. Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of Secured Party's rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder. Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce Secured Party's rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

     SECTION 15 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Pennsylvania.

     SECTION 16 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

     SECTION 17 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

     SECTION 18 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 19 TERMINATION. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably

                                      12.

requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

     SECTION 20 JOINT AND SEVERAL LIABILITY. If Debtor consists of more than one Person, the liability of each Person comprising Debtor shall be joint and several, and each reference herein to "Debtor" shall mean and be a reference to each such Person comprising Debtor. The Debtors agree that any and all of their obligations hereunder shall be the joint and several responsibility of each of them notwithstanding any absence herein of a reference such as "jointly and severally" with respect to any such obligation. The compromise of any claim with, or the release of, any Debtor shall not constitute a compromise with, or a release of, any other Debtor.

     SECTION 21 CONFLICTS. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the terms of this Agreement shall control.

                                      13.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                    LIFEF/X, INC.


                                    By   /s/ Lucille S. Salhany
                                      -------------------------------------
                                    Title: Chief Executive Officer


                                    153 Needham Street, Building One
                                    Newton, MA 02464
                                    Attn:  Chief Executive Officer
                                    Fax:  617-964-2514
                                    email: _________________________________


                                    LIFEF/X NETWORKS, INC.


                                    By   /s/ Lucille S. Salhany
                                      -------------------------------------
                                    Title: Chief Executive Officer


                                    153 Needham Street, Building One
                                    Newton, MA 02464
                                    Attn:  Chief Executive Officer
                                    Fax:  617-964-2514
                                    email: _________________________________


                                    SAFEGUARD 2001 CAPITAL, L.P.


                                    By  Safeguard Delaware, Inc., its general
                                        partner


                                    By /s/ N. Jeffrey Klauder
                                       --------------------------------------
                                        Title: Executive Vice President and
                                               General Counsel


                                    435 Devon Park Drive
                                    Wayne, PA 19087
                                    Attn:  __________________________________
                                    Fax:  ___________________________________
                                    email: __________________________________


                                       14.

                         OMITTED SCHEDULES AND EXHIBITS


1. Schedule 1 - Jurisdiction of Organization Business Locations and Accounts

2. Schedule 2 - Intellectual Property

     The Registrant undertakes to supply copies of the omitted schedules and exhibits to the Commission upon request.



                                      S-1